EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-83682 and 333-137129 on Form S-8 of our reports dated February 21, 2014, relating to the consolidated financial statements and financial statement schedule of ManTech International Corporation, and the effectiveness of ManTech International Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of ManTech International Corporation for the year ended December 31, 2013.
/s/    DELOITTE & TOUCHE LLP
McLean, Virginia
February 21, 2014